Exhibit 99.1

Investor Relations Contact	Media Relations Contact
Mary Ekman	Susan Johnston
425.216.7995	425.216.7913
mary.ekman@clearwire.com	susan.johnston@clearwire.com
Clearwire Stockholders Approve Transaction to Combine Clearwire
and Sprint’s 4G Mobile WiMAX Business
Clearwire Secures Lender Consents for Transaction
KIRKLAND, Wash. — Nov. 20, 2008 — Clearwire Corporation (NASDAQ: CLWR), one of the world’s largest providers of personal broadband and mobile Internet service, today announced that its stockholders have approved the planned combination with Sprint’s mobile WiMAX business and the investment of $3.2 billion by Intel, Google, Comcast, Time Warner Cable, Bright House Networks and Trilogy Partners, paving the way for a new era in mobile Internet services in the U.S. Clearwire’s board of directors had unanimously recommended that stockholders vote in favor of the transaction. Under the agreement approved by Clearwire’s stockholders, Clearwire and Sprint Nextel Corporation (NYSE: S) will combine their respective next-generation mobile Internet businesses to accelerate the deployment of the first nationwide mobile 4G network in an effort to meet the rapidly growing consumer demand for access to Internet based content, applications and services anytime and anywhere.
In addition, Clearwire announced today that it has secured consent to the transaction from a majority of the lenders under our Credit Agreement and expects to execute shortly an Amended and Restated Credit Agreement permitting the Transactions. With the affirmative stockholder vote, the consent of its lenders in hand, review of the transaction under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 by the U.S. Department of Justice complete and approval from the Federal Communications Commission, no further consents or approvals for the transactions are required. The company is continuing to work toward closing the transaction before year-end.
“Today, our shareholders have taken a transformative step toward enabling an entirely new mobile Internet experience for consumers and businesses across the country,” said Benjamin G. Wolff, chief executive officer of Clearwire. “With an unmatched spectrum portfolio, a next generation all IP network, an ever-expanding ecosystem of mobile 4G devices, and the backing of some of the most innovative communications, entertainment and technology companies in the world, Clearwire is ready to redefine mobile Internet services in the U.S.”
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On May 7, 2008, Clearwire announced that it had entered into a definitive agreement with Sprint to combine their next-generation wireless broadband businesses to form a new independent company to be called Clearwire. In addition, five independent strategic investors including Intel Corporation (NASDAQ: INTC) through Intel Capital, Google Inc. (NASDAQ: GOOG), Comcast Corporation (NASDAQ: CMSCA) (NASDAQ: CMCSK), Time Warner Cable Inc. (NYSE:TWC), and Bright House Networks have collectively agreed to invest a total of $3.2 billion into the new company.
Additional information about Clearwire can be found at www.clearwire.com.
About Clearwire
Clearwire, founded in October 2003 by wireless pioneer Craig O. McCaw, is a provider of simple, fast, portable and reliable wireless high-speed Internet service. Clearwire customers connect to the Internet using licensed spectrum, thus eliminating the confines of traditional cable or phone lines. Headquartered in Kirkland, Wash., the company launched its first market in August 2004 and now offers service in 50 markets across the U.S. as well as in Europe. For more information, visit www.clearwire.com
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FORWARD LOOKING STATEMENTS
This news release includes “forward-looking statements” within the meaning of the securities laws. The words “will,” “would,” “may,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “believe,” “target,” “designed” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are projections reflecting management’s judgment and assumptions based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.
Future performance cannot be assured. Actual results may differ materially from those in the forward-looking statements due to a variety of factors, including, but not limited to the risks referenced from time to time in Clearwire’s filings with the Securities and Exchange Commission, including in the Form 10-K for the year ended December 31, 2007, in Part I, Item 1A, “Risk Factors,” and the Form 10-Q for the quarter ended September 30, 2008 in Part II, Item 1A, “Risk Factors.” Clearwire believes the forward-looking statements in this press release are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. Clearwire is not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release.